NORTHERN FUNDS

POWER OF ATTORNEY

The undersigned trustees of Northern Funds (the “Trust”) hereby appoint Craig R. Carberry, Kevin P. O’Rourke, Jose J. Del Real, and Randal E. Rein, each individually as their true and lawful attorneys-in-fact (“attorneys”), with full power and authority of substitution and resubstitution, in any and all capacities, to execute in their name and file any and all registration statements, including registration statements on Form N-14, and any other regulatory documents that the undersigned trustees may from time to time be required to execute applicable to the Trust and each series of the Trust, and any amendments, exhibits, or supplements thereto, and any instruments necessary or desirable in connection therewith as are required to enable the Trust to comply with provisions of the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or the Investment Company Act of 1940, as amended, and all requirements and regulations of the Securities and Exchange Commission (“SEC”) in connection with the offer of the shares of beneficial interest of the Trust and each series of the Trust, and to file the same, with other documents in connection herewith, with the SEC, any state securities regulator, any self-regulatory organization or any other governmental or official body (including, without limitation, agencies, commissions and authorities). The undersigned grant to said attorneys, or their or his or her substitute or substitutes, full authority to do every act the deem desirable or necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys may lawfully do or cause to be done by virtue hereof. This Power of Attorney hereby terminates and replaces all other previously executed Power of Attorneys for the Trust related to the above.

IN WITNESS WHEREOF, the undersigned has subscribed his or her name this 24th day of September, 2026.

/s/ Therese M. Bobek	/s/ Thomas A. Kloet
Therese M. Bobek	Thomas A. Kloet

/s/ Mary Jacobs Skinner	/s/ David R. Martin
Mary Jacobs Skinner	David R. Martin

/s/ Ingrid LaMae Allen De Jongh	/s/ Paula Kar
Ingrid LaMae Allen De Jongh	Paula Kar

/s/ William Martin
William Martin